Exhibit 99.4

STOCK PURCHASE AGREEMENT

STOCK PURCHASE AGREEMENT (this “Agreement”), is made and entered into as of April 30, 2026, by and among ETS Limited, a Cayman Islands limited company (“Seller”), JCP Investment Partnership, LP, a Delaware limited partnership, and JCP Investment Management, LLC, a Delaware limited liability company (collectively, “JCP”), and CRC Founders Fund LP, a Delaware limited partnership (“CRC”; each of JCP and CRC is referred to herein as a “Purchaser” and collectively as “Purchasers”). Purchasers and Seller are each individually referred to herein as a “Party” and collectively as the “Parties.”

RECITALS

WHEREAS, subject to the terms and conditions set forth in this Agreement, JCP desires to purchase an aggregate of 2,353,289 shares of common stock, par value $0.0001 per share (the “Shares”), of Track Group, Inc. (“Track” or the “Company”) owned by Seller (the “JCP Purchased Shares”) and CRC desires to purchase an aggregate of 2,353,290 Shares of Track owned by Seller (the “CRC Purchased Shares” and, together with the JCP Purchased Shares, the “Purchased Shares”);

WHEREAS, Seller desires to sell the Purchased Shares to Purchasers, and Purchasers desire to purchase the Purchased Shares from Seller, on the terms and conditions set forth in this Agreement;

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, the Parties agree as follows:

ARTICLE I
PURCHASE AND SALE

1.1Purchase and Sale of Shares. At the Closing (as defined herein), (a) Seller shall sell, assign, convey, transfer and deliver the JCP Purchased Shares to JCP, and JCP shall purchase and accept the JCP Purchased Shares from Seller, free and clear of all Encumbrances (as defined herein), and as promptly as possible (and in any event no later than the next business day) following JCP’s receipt of the JCP Purchased Shares from the Company’s transfer agent, JCP shall initiate payment of the JCP Purchase Price (as defined herein) via wire transfer to Seller (or its designee), and (b) Seller shall sell, assign, convey, transfer and deliver the CRC Purchased Shares to CRC, and CRC shall purchase and accept the CRC Purchased Shares from Seller, free and clear of all Encumbrances, and as promptly as possible (and in any event no later than the next business day) following CRC’s receipt of the CRC Purchased Shares from the Company’s transfer agent, CRC shall initiate payment of the CRC Purchase Price (as defined herein) via wire transfer to Seller (or its designee).

1.2Purchase Price. The purchase price for the Purchased Shares shall be $0.25 per Share, for an aggregate purchase price for the JCP Purchased Shares of $588,322.25 (the “JCP Purchase Price”) and an aggregate purchase price for the CRC Purchased Shares of $588,322.50 (the “CRC Purchase Price” and, together with the JCP Purchase Price, the “Purchase Price”).

1.3Closing. The closing of the purchase and sale of the Purchased Shares (the “Closing”) shall take place remotely via the exchange of documents and signatures simultaneously with the execution of this Agreement (the date of such execution and Closing, the “Closing Date”). Notwithstanding anything to the contrary contained herein, Seller will be obligated to take all necessary action, including to cause the Company’s transfer’s agent (the “Transfer Agent”), to irrevocably initiate the transfer and delivery of the Purchased Shares to Purchasers, as promptly as possible after the date hereof, but in event no later than 60 business days after the date hereof (unless otherwise agreed by the Parties).

1.4Deliveries.

(a)As promptly as possible following the date hereof, Seller shall deliver, or cause to be delivered, to JCP documentation, including from the Transfer Agent in form and substance reasonably satisfactory to JCP necessary to effectuate the transfer of the JCP Purchased Shares to JCP.

(b) As promptly as possible following the date hereof, Seller shall deliver, or cause to be delivered, to CRC documentation, including from the Transfer Agent in form and substance reasonably satisfactory to CRC necessary to effectuate the transfer of the CRC Purchased Shares to CRC.

ARTICLE II
REPRESENTATIONS AND WARRANTIES OF SELLER

Seller hereby represents and warrants to Purchasers as follows:

2.1Ownership of Purchased Shares. Seller has good, valid and marketable title to the Purchased Shares, free and clear of all adverse claims, liens, security interests, charges and other encumbrances (collectively, “Encumbrances”), except for restrictions on transfer arising under applicable federal and state securities laws. At the Closing, Seller will deliver to each Purchaser good, valid and marketable title to the Purchased Shares to be purchased by it, free and clear of all Encumbrances, except for those created by a Purchaser and for restrictions on transfer arising under applicable federal and state securities laws. Seller is not party to any voting agreement, voting trust, proxy, power of attorney or other similar arrangement with respect to the voting or disposition of the Purchased Shares. There are no actions, suits, proceedings or claims pending or, to the knowledge of Seller, threatened with respect to or affecting the ownership by Seller of any of the Purchased Shares or the sale of any of the Purchased Shares to either Purchaser.

2.2Organization; Authority; Enforceability. Seller is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization. Seller has all requisite power and authority to execute and deliver this Agreement, to consummate the purchase and sale of the Purchased Shares and the other transactions contemplated hereby and to perform all the terms and conditions hereof to be performed by it. The execution, delivery and performance of this Agreement by Seller and the transactions contemplated hereby have been duly authorized and approved by all requisite limited partnership action on the part of Seller. This Agreement constitutes the valid and binding obligation of Seller, enforceable against Seller in accordance with its terms (except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, or other laws of general application relating to or affecting the enforcement of creditors’ rights generally (collectively, “Creditors’ Rights”)).

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2.3No Violations. The execution and delivery of this Agreement by Seller do not and will not, and the performance and compliance with the terms and conditions hereof by Seller and the consummation of the transactions contemplated hereby by Seller do not and will not, (i) violate or conflict with the certificate of incorporation, articles of incorporation or association, by-laws, limited liability company agreement, limited partnership agreement or other organizational or governing document (collectively, the “Charter Documents”) of Seller, (ii) violate any statute, law, rule, regulation, judgment, order or decree applicable to Seller or any of its properties, (iii) require any consent, notice, authorization or approval under, violate, breach or conflict with any provision of, cause a default under, or result in acceleration of any obligation under, any material agreement or instrument to which Seller is a party or by which Seller or any of its properties is bound, or (iv) require any action, approval, consent or authorization of or by, any notice to, or any registration or filing with, any governmental or regulatory agency, authority, commission, board, bureau or instrumentality.

2.4Non-Public Information. Seller acknowledges that (a) certain of the Purchasers and/or their respective affiliates (within the meaning of Rule 405 promulgated under the Securities Act of 1933, as amended (the “Securities Act”)) (“Affiliates”) are existing stockholders of the Company and that the Purchasers, their respective Affiliates and the Purchasers’ and their Affiliates’ respective directors, officers, partners, stockholders, members, investors, employees, attorneys, agents and representatives (the “Purchaser Related Parties”) now possess and/or may have access to and may hereafter possess and/or have access to certain non-public information concerning the Company, its Affiliates and/or the Shares (the “Non-Public Information”) that may or may not be known by Seller which may constitute material information with respect to the foregoing, and (b) Purchasers are relying on this Agreement and would not enter into a transaction to purchase Purchased Shares from Seller absent this Agreement. Seller agrees to sell the Purchased Shares to Purchasers notwithstanding that it is aware that such Non-Public Information exists and that Purchasers have not disclosed all Non-Public Information to it. Seller acknowledges that it is an “accredited investor” within the meaning of Rule 501(a) of Regulation D promulgated under the Securities Act and a sophisticated seller with respect to the purchase and sale of securities such as the Purchased Shares and that Purchasers have no obligation to Seller to disclose such Non-Public Information and that if the Non-Public Information were fully disclosed to Seller, the Non-Public Information could foreseeably affect Seller’s willingness to enter into this Agreement and the price that Seller would be willing to accept to sell the Purchased Shares. Moreover, such Non-Public Information may indicate that the value of the Purchased Shares is substantially lower or higher than the Purchase Price. Additionally, Seller acknowledges that it has adequate information concerning the Purchased Shares, and the business and financial condition of the Company, to make an informed decision regarding the sale of the Purchased Shares, and has independently and without reliance upon Purchasers, and based upon such information as Seller has deemed appropriate, made its own analysis and decision to sell the Purchased Shares to Purchasers. Seller is experienced, sophisticated and knowledgeable in the trading of securities and other instruments of private and public companies and understands the disadvantage to which it may be subject on account of any disparity of the access to, and possession of, such Non-Public Information between Seller and Purchasers. Seller has conducted an independent evaluation of the Purchased Shares to determine whether to enter into this Agreement and, notwithstanding the absence of access by Seller to the Non-Public Information known by Purchasers, Seller is desirous of entering into this Agreement and consummating the transactions contemplated hereby. Seller, because of, among other things, its business and financial experience, is capable of evaluating the merits and risks of the transactions contemplated by this Agreement and of protecting its own interests in connection with this Agreement.

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2.5Reliance. Seller is fully aware that, in agreeing to sell the Purchased Shares, Purchasers are relying upon the truth and accuracy of Seller’s representations and warranties set forth herein.

2.6Manipulation of Price. Seller has not, and to its knowledge no one acting on its behalf has, (i) taken, directly or indirectly, any action designed to cause or to result, or that could reasonably be expected to cause or result, in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any of the Shares, (ii) sold, bid for, purchased, or paid any compensation for soliciting purchases of, any of the Shares, or (iii) paid or agreed to pay to any Person any compensation for soliciting another to purchase any other securities of the Company. For purposes of this Agreement, the term “Person” means an individual, partnership, corporation, limited liability company, joint stock company, unincorporated organization or association, trust or joint venture, or a governmental agency or political subdivision thereof.

2.7Compliance with Anti-Money Laundering Laws. The operations of Seller and its Affiliates (which, solely for purposes of Sections 2.7, 2.8 and 2.9, shall mean (i) ADS Securities LLC, (ii) ADS Holding LLC, (iii) solely to the knowledge of Seller for all purposes of Sections 2.7, 2.8 and 2.9, ADQ Financial Services LLC and (iv) solely to the knowledge of Seller for all purposes of Sections 2.7, 2.8 and 2.9, Abu Dhabi Developmental Holding Company PJSC) are and have been conducted in compliance with applicable financial recordkeeping and reporting requirements and all other applicable U.S. and non-U.S. anti-money laundering laws and regulations, including, but not limited to, those of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the USA Patriot Act of 2001 and the applicable money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving Seller or any of its Affiliates with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of Seller, threatened.

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2.8No Conflicts with Sanctions Laws. Neither Seller nor any of its Affiliates, nor, to the knowledge of Seller, any director, officer, employee or agent of Seller or any of its Affiliates, is currently the subject or the target of any sanctions administered or enforced by the U.S. government (including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”) or the U.S. Departments of State or Commerce and including, without limitation, the designation as a “specially designated national” or “blocked person”), the United Nations Security Council (“UNSC”), the European Union, Her Majesty’s Treasury (“HMT”) or any other relevant sanctions authority (collectively, “Sanctions”), or located, organized or resident in a country or territory that is the subject or target of a comprehensive embargo or Sanctions prohibiting trade with the country or territory, including, without limitation, Cuba, Iran, North Korea and Sudan (each, a “Sanctioned Country”); no action of Seller or any of its Affiliates in connection with (i) the execution, delivery and performance of this Agreement, (ii) the sale of the Purchased Shares or (iii) the direct or indirect use of proceeds from the sale of the Purchased Shares or the consummation of any other transaction contemplated hereby or by the other transaction documents or the fulfillment of the terms hereof or thereof, will result in the proceeds of the transactions contemplated hereby and by the other transaction documents being used, or loaned, contributed or otherwise made available, directly or indirectly, to any Affiliate or other Person, for the purpose of (i) unlawfully funding or facilitating any activities of or business with any Person that, at the time of such funding or facilitation, is the subject or target of Sanctions, (ii) unlawfully funding or facilitating any activities of or business in any Sanctioned Country or (iii) in any other manner that will result in a violation by any Person (including any Person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions. Neither Seller nor any of its Affiliates has knowingly engaged in or is now knowingly engaged in any dealings or transactions with any Person that at the time of the dealing or transaction is or was the subject or the target of Sanctions or with any Sanctioned Country.

2.9Anti-Bribery. Neither Seller nor any of its Affiliates, nor, to the knowledge of Seller, any director, officer, agent or employee of Seller or any of its Affiliates, has (i) used any funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity, (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee, or to foreign or domestic political parties or campaigns from corporate funds, (iii) violated or is in violation of any provision of any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions or any applicable provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended (the “FCPA”), the U.K Bribery Act 2010, or any other similar law of any other jurisdiction in which Seller operates its business, including, in each case, the rules and regulations thereunder, (iv) taken, is currently taking or will take any action in furtherance of an offer, payment, gift or anything else of value, directly or indirectly, to any Person while knowing that all or some portion of the money or value will be offered, given or promised to anyone to improperly influence official action, to obtain or retain business or otherwise to secure any improper advantage or (v) otherwise made any bribe, rebate, payoff, influence payment, unlawful kickback or other unlawful payment. None of Seller or any of its Affiliates will directly, or knowingly indirectly, use the proceeds from the sale of the Purchased Shares or lend, contribute or otherwise make available such proceeds to any Affiliate or other Person for the purpose of financing or facilitating any activity that would violate the laws and regulations referred to in (iii) above.

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ARTICLE III
REPRESENTATIONS AND WARRANTIES OF PURCHASERS

Each Purchaser, severally and not jointly, represents and warrants with respect to only itself that:

3.1Organization; Authority; Enforceability. Each Purchaser is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization. Each Purchaser has all requisite power and authority to execute and deliver this Agreement, to consummate the purchase and sale of the Purchased Shares to be purchased by it and the other transactions contemplated hereby and to perform all the terms and conditions hereof to be performed by it. The execution, delivery and performance of this Agreement by each Purchaser and the transactions contemplated hereby have been duly authorized and approved by all requisite company action on the part of such Purchaser. This Agreement constitutes the valid and binding obligation of each Purchaser, enforceable against it in accordance with its terms (except as may be limited by Creditors’ Rights).

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3.2No Violations. The execution and delivery of this Agreement by each Purchaser does not and will not, and the performance and compliance with the terms and conditions hereof by each Purchaser and the consummation of the transactions contemplated hereby by each Purchaser do not and will not, (i) violate or conflict with the Charter Documents of such Purchaser, (ii) violate any statute, law, rule, regulation, judgment, order or decree applicable to such Purchaser or any of its properties, (iii) require any consent, notice, authorization or approval under, violate, breach or conflict with any provision of, cause a default under, or result in acceleration of any obligation under, any material agreement or instrument to which such Purchaser is a party or by which such Purchaser or any of its properties is bound, or (iv) require any action, approval, consent or authorization of or by, any notice to, or any registration or filing with, any governmental or regulatory agency, authority, commission, board, bureau or instrumentality.

3.3Non-Public Information. Each Purchaser acknowledges that (a) Seller, certain Affiliates of Seller, and Seller’s and such Affiliates’ respective directors, officers, partners, stockholders, members, investors, employees, attorneys, agents and representatives, as applicable, and successors and assigns thereto (collectively, the “Seller Related Parties”) are existing stockholders of the Company and have one representative on the Company’s board of directors and that the Seller Related Parties now possess and/or may have access to and may hereafter possess and/or have access to certain Non-Public Information that may or may not be known by Purchasers which may constitute material information with respect to the foregoing, and (b) Seller is relying on this Agreement and would not enter into a transaction to sell the Purchased Shares to Purchasers absent this Agreement. Each Purchaser agrees to purchase the Purchased Shares to be purchased by it from Seller notwithstanding that it is aware that such Non-Public Information exists and that Seller has not disclosed all Non-Public Information to it. Each Purchaser acknowledges that it is an “accredited investor” within the meaning of Rule 501(a) of Regulation D promulgated under the Securities Act and a sophisticated purchaser with respect to the purchase and sale of securities such as the Purchased Shares and that Seller has no obligation to any Purchaser to disclose such Non-Public Information and that if the Non-Public Information were fully disclosed to each Purchaser, the Non-Public Information could foreseeably affect each Purchaser’s willingness to enter into this Agreement and the price that each Purchaser would be willing to pay to purchase the Purchased Shares to be purchased by it. Moreover, such Non-Public Information may indicate that the value of the Purchased Shares is substantially lower or higher than the Purchase Price. Additionally, each Purchaser acknowledges that it has adequate information concerning the Purchased Shares, and the business and financial condition of the Company, to make an informed decision regarding the purchase of the Purchased Shares to be purchased by it, and has independently and without reliance upon Seller, and based upon such information as each Purchaser has deemed appropriate, made its own analysis and decision to purchase the Purchased Shares to be purchased by it from Seller. Each Purchaser is experienced, sophisticated and knowledgeable in the trading of securities and other instruments of private and public companies and understands the disadvantage to which it may be subject on account of any disparity of the access to, and possession of, such Non-Public Information between Seller and Purchasers. Each Purchaser has conducted an independent evaluation of the Purchased Shares to determine whether to enter into this Agreement and, notwithstanding the absence of access by Purchasers to the Non-Public Information known by Seller, each Purchaser is desirous of entering into this Agreement and consummating the transactions contemplated hereby. Each Purchaser, because of, among other things, its business and financial experience, is capable of evaluating the merits and risks of the transactions contemplated by this Agreement and of protecting its own interests in connection with this Agreement.

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3.4Acquisition for Investment. Each Purchaser is purchasing the Purchased Shares to be purchased by it for its own account and not with a view towards, or for resale in connection with, the public sale or distribution thereof.

3.5Reliance. Each Purchaser is fully aware that, in agreeing to sell the Purchased Shares to Purchasers, Seller is relying upon the truth and accuracy of Purchasers’ representations and warranties set forth herein.

ARTICLE IV
COVENANTS AND OTHER AGREEMENTS

4.1Transaction Costs. Each Party hereto shall pay its own expenses incident to this Agreement and in performing its obligations hereunder.

4.2Further Assurances. Purchasers and Seller agree to execute and deliver promptly such other documents, certificates, agreements, instruments, and other writings (including any amendments or supplements thereto) and to take, or cause to be taken, such other actions as may be necessary or desirable in order to effect more fully the purchase and sale of the Purchased Shares and the other transactions contemplated hereby.

4.3Public Announcements; Confidentiality. No Party shall disclose to any Person, either directly or indirectly, this Agreement, the transactions contemplated hereby, or the terms and conditions of each of the foregoing, without the prior written consent of the non-disclosing Party; provided, that each Party may disclose any information (a) required to be disclosed by that Party to the extent required by applicable law or legal process and shall give prompt written notice of any such requirement to the non-disclosing Party and (b) to its legal advisors and consultants in connection with the transactions contemplated hereby.

ARTICLE V
CONDITIONS

5.1Conditions of Seller’s Obligation at the Closing. The obligation of Seller to consummate the Closing is subject to the fulfillment at the Closing of each of the following conditions, any or all of which may be waived in writing in whole or in part by Seller to the extent permitted by applicable law:

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(a)There shall not be in effect any statute, law, order, judgment, writ, injunction or decree of any governmental agency or authority of competent jurisdiction restraining, enjoining, making illegal or otherwise preventing or prohibiting consummation of any of the transactions contemplated hereby.

(b)The representations and warranties of Purchasers contained in Article III shall be true and correct on and as of the Closing Date.

(c)Each Purchaser shall have performed and complied with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Closing.

5.2Conditions of Purchasers’ Obligations at the Closing. The obligation of each Purchaser to consummate the Closing is subject to the fulfillment at the Closing of each of the following conditions, any or all of which may be waived in writing in whole or in part by Purchasers to the extent permitted by applicable law:

(a)There shall not be in effect any statute, law, order, judgment, writ, injunction or decree of any governmental agency or authority of competent jurisdiction restraining, enjoining, making illegal or otherwise preventing or prohibiting consummation of any of the transactions contemplated hereby.

(b)The representations and warranties of Seller contained in Article II shall be true and correct on and as of the Closing Date.

(c)Seller shall have performed and complied with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Closing.

ARTICLE VI
TERMINATION

6.1Termination. This Agreement may be terminated and the transactions contemplated hereby may be abandoned prior to the Closing only by mutual written consent of the Parties.

6.2Effect of Termination. In the event of the termination of this Agreement pursuant to this Article VI, this Agreement (other than this Section 6.2, Section 4.1, Section 4.3 and Article VIII) shall become void and of no effect with no liability on the part of any Party hereto (or of any of its directors, officers, partners, Affiliates, employees, agents, attorneys or other representatives); provided, however, that no such termination shall relieve any Party hereto of any liability or damages resulting from any willful breach of this Agreement by such Party.

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ARTICLE VII
INDEMNIFICATION

7.1Seller. Seller shall indemnify, defend and hold harmless each Purchaser from and against any and all damages, claims, losses, expenses, costs, obligations and liabilities (including, without limitation, reasonable attorneys’ fees and expenses and court costs) suffered by such Purchaser and resulting from or arising in connection with any false or incorrect representation or warranty made by Seller herein, or the breach by Seller of any of its covenants or agreements hereunder. Seller’s aggregate liability under this Section 7.1 shall not exceed the Purchase Price.

7.2Purchasers. Each Purchaser shall severally and not jointly indemnify, defend and hold harmless Seller from and against any and all damages, claims, losses, expenses, costs, obligations and liabilities (including, without limitation, reasonable attorneys’ fees and expenses and court costs) suffered by Seller and resulting from or arising in connection with any false or incorrect representation or warranty made by such Purchaser herein, or the breach by such Purchaser of any of its covenants or agreements hereunder. Each Purchaser’s aggregate liability under this Section 7.2 shall not exceed its applicable portion of the Purchase Price.

ARTICLE VIII
GENERAL

8.1Successors and Assigns.

(a)All of the terms, covenants, representations, warranties and conditions of this Agreement will be binding upon, and inure to the benefit of, and be enforceable by, the Parties and their respective successors and permitted assigns. Nothing herein expressed or implied is intended or will be construed to confer upon or to give any Person not a Party any rights or remedies under or by reason of this Agreement.

(b)No Party will assign or delegate its rights or obligations hereunder without the prior written consent of the other Party.

8.2Survival of Representations and Warranties. All representations, warranties, agreements, covenants and obligations made or undertaken by each Party in this Agreement or in any document or instrument executed and delivered pursuant hereto shall survive until the one-year anniversary of the Closing Date.

8.3Amendments. This Agreement may be amended, modified or superseded, and any of the terms, covenants, representations, warranties or conditions hereof may be waived, only by a written instrument executed by Purchasers and Seller or, in the case of a waiver, by or on behalf of Purchasers (if Purchasers are waiving compliance) or Seller (if Seller is waiving compliance). The failure of any Party at any time or times to require performance of any provision hereof will in no manner affect the right at a later time to enforce the same. No waiver by any Party of any condition, or of any breach of any term, covenant, representation or warranty contained in this Agreement, in any one or more instances, will be deemed to be or construed as a further or continuing waiver of any such condition or breach or a waiver of any other condition or of any breach of any other term, covenant, representation or warranty.

8.4Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person or by e-mail (having obtained electronic delivery confirmation thereof), by nationally recognized overnight courier or by registered or certified mail (postage prepaid, return receipt requested) to the other Parties as follows:

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To Seller:

c/o ADS Securities
CI Tower, Corniche Road PO Box 93894
Abu Dhabi, C0, 93894

Attention:	Ammar Azhar Mian and Osama Shabaan
E-mail:	AMI.FIN@adss.com and osama.shabaan@adss.com

with a copy (which shall not constitute notice to Seller) to:

King & Spalding International LLP
8 Bishopsgate, London EC2N 4BQ

Attention:	Amin Doulai and Jake Unsworth
E-mail:	ADoulai@KSLAW.com and JUnsworth@kslaw.com

To Purchasers:

c/o JCP Investment Management, LLC
1177 West Loop South, Suite 1320
Houston, TX 77027

Attention:	James C. Pappas
E-mail:	jcp@jcpinv.com

with a copy (which shall not constitute notice to JCP) to:

Olshan Frome Wolosky LLP
1325 Avenue of the Americas
New York, New York 10019

Attention:	Ryan P. Nebel and Michael R. Neidell
E-mail:	rnebel@olshanlaw.com and mneidell@olshanlaw.com

c/o Carlson Ridge Capital, LLC
1528 Wazee Street
Denver, CO 80202

Attention:	Denver Smith
E-mail:	denver@carlsonridge.com

or to such other address as the Party to whom notice is given may have previously furnished to the others in writing in the manner set forth above.

8.5Entire Agreement. This Agreement constitutes the entire agreement among the Parties with respect to the subject matter hereof and supersedes any prior understandings, agreements or representations by or among the Parties, written or oral, with respect to the subject matter hereof (other than any subscription agreement to subscribe for Partners Interests or Investors Interests executed and delivered by Seller and the applicable Purchaser).

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8.6Governing Law; Jurisdiction; Jury Trial. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

8.7Severability. If any provision of this Agreement should be adjudged by a court of competent jurisdiction to be invalid or unenforceable for any reason, the invalidity of that provision shall in no way affect (to the maximum extent permissible by law) the application of such provision under circumstances different from those adjudicated by the court, the application of any other provision of this Agreement, or the enforceability or validity of this Agreement as a whole.

8.8Counterparts; Facsimile and Email Signatures. This Agreement may be executed in any number of counterparts, which shall, collectively, constitute one agreement, and may be executed by facsimile or email pdf transmission of an executed counterpart of or signature page to this Agreement and any facsimile, email pdf or photocopy of an executed counterpart of or signature page to this Agreement shall be given the same effect as the original.

8.9Remedies. Each Party acknowledges that the remedies at law of the Parties for a breach or threatened breach of this Agreement may be inadequate and, in recognition of this fact, any Party, in addition to all other remedies that may be available, will be entitled to seek equitable relief in the form of specific performance, a temporary restraining order, a temporary or permanent injunction or any other equitable remedy that may then be available, without the requirement to post bond or other security.

[Signature Page Follows]

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IN WITNESS WHEREOF, the Parties have duly executed this Agreement as of the date first written above.

ETS LIMITED

By:	/s/ Ahmed Almehairi
	Name:	Ahmed Almehairi
	Title:	CEO

JCP INVESTMENT PARTNERSHIP, LP

By:	JCP Investment Management, LLC, Investment Manager

By:	/s/ James C. Pappas
	Name:	James C. Pappas
	Title:	Managing Member

JCP INVESTMENT MANAGEMENT, LLC

By:	/s/ James C. Pappas
	Name:	James C. Pappas
	Title:	Managing Member

CRC FOUNDERS FUND, LP

By:	Carlson Ridge Capital, LLC, Investment Manager

By:	/s/ Denver Smith
	Name:	Denver Smith
	Title:	Managing Member

STOCK PURCHASE AGREEMENT
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